Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust

Market	Subcustodian	City	Postal Code
Albania	Raiffeisen Bank sh.a	Tirana	N/A
Argentina	Citibank, N.A.	Buenos Aires	1036
Australia	Citigroup Pty. Limited	Melbourne	3000
	The Hongkong and Shanghai Banking Corporation Limited	Sydney	2000
Austria	Deutsche Bank AG	Vienna	A-1010
	UniCredit Bank Austria AG	Vienna	A-1090
Bahrain	HSBC Bank Middle East Limited	Al Seef	428
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Bangladesh	Standard Chartered Bank	Dhaka	1212
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	Amsterdam	1101 HE
Benin	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Bermuda	HSBC Bank Bermuda Limited	Hamilton	HM06
Federation of Bosnia	UniCredit Bank d.d.	Sarajevo	71 000
and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	Gaborone	N/A
Brazil	Citibank, N.A.	São Paulo	SP 01311-920
Bulgaria	Citibank Europe plc, Bulgaria Branch	Sofia	1000
	UniCredit Bulbank AD	Sofia	1000
Burkina Faso	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Canada	State Street Trust Company Canada	Toronto	M5C 3G6
Chile	Banco Itaú Chile S.A.	Santiago	N/A
People's Republic of China	HSBC Bank (China) Company Limited	Shanghai	200120
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
	China Construction Bank Corporation (for A-share market only)	Beijing	100032-33
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Bogotá	N/A
Costa Rica	Banco BCT S.A.	San José	N/A
Croatia	Privredna Banka Zagreb d.d.	Zagreb	10000
	Zagrebacka Banka d.d.	Zagreb	10000
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	Athens	115 28
Czech Republic	Èeskoslovenská obchodní banka, a.s.	Prague	150 57
	UniCredit Bank Czech Republic and Slovakia, a.s.	Prague	140 92
Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Copenhagen	0900
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Copenhagen	1577
Ecuador	Banco de la Producción S.A. PRODUBANCO	Quito	N/A
Egypt	HSBC Bank Egypt S.A.E.	Cairo	N/A
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Estonia	AS SEB Pank	Tallinn	15010
Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Helsinki	0500
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	Amsterdam	1101 HE
Republic of Georgia	JSC Bank of Georgia	Tbilisi	0160
Germany	Deutsche Bank AG	Eschborn	D-65760
Ghana	Standard Chartered Bank Ghana Limited	Accra	N/A
Greece	BNP Paribas Securities Services, S.C.A.	Athens	115 28
Guinea-Bissau	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	Kwun Tong	N/A
Hungary	UniCredit Bank Hungary Zrt.	Budapest	H-1054
	Citibank Europe plc Magyarországi Fióktelepe	Budapest	H-1051
Iceland	Landsbankinn hf.	Reykjavik	155
India	Deutsche Bank AG	Mumbai	400 063
	The Hongkong and Shanghai Banking Corporation Limited	Mumbai	400 057
Indonesia	Deutsche Bank AG	Jakarta	10310
Ireland	State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW
Israel	Bank Hapoalim B.M.	Tel Aviv	61000
Italy	Deutsche Bank S.p.A.	Milan	20121
Ivory Coast	Standard Chartered Bank Côte d'Ivoire S.A.	Abidjan	17
Japan	Mizuho Bank, Limited	Tokyo	104-0052
	The Hongkong and Shanghai Banking Corporation Limited	Tokyo	1030027
Jordan	Standard Chartered Bank	Amman	11110
Kazakhstan	SB HSBC Bank Kazakhstan JSC	Almaty	050040
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100 GPO
Republic of Korea	Deutsche Bank AG	Seoul	110-752
	The Hongkong and Shanghai Banking Corporation Limited	Seoul	100-161
Kuwait	HSBC Bank Middle East Limited	Safat	13017
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Latvia	AS SEB banka	Rigas	LV-1076
Lebanon	HSBC Bank Middle East Limited	Beirut	1107 2080
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Lithuania	AB SEB bankas	Vilnius	LT 2600
Malawi	Standard Bank Limited	Blantyre	N/A
Malaysia	Deutsche Bank (Malaysia) Berhad	Kuala Lumpur	50250
	Standard Chartered Bank Malaysia Berhad	Kuala Lumpur	50250
Mali	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene	N/A
Mexico	Banco Nacional de México, S.A.	Col. Santa Fe	01210
Morocco	Citibank Maghreb	Casablanca	20190
Namibia	Standard Bank Namibia Limited	Windhoek	N/A
Netherlands	Deutsche Bank AG	Amsterdam	1101 HE
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland	1010
Niger	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Nigeria	Stanbic IBTC Bank Plc.	Lagos	101007
Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Oslo	0368
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	Oslo	N-0123
Oman	HSBC Bank Oman S.A.O.G.	Seeb	N/A
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Pakistan	Deutsche Bank AG	Karachi	74000
Palestine	HSBC Bank Middle East Limited	Ramallah	2119
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Panama	Citibank, N.A.	Apartado	0834-00555
Peru	Citibank del Perú, S.A.	Lima	27
Philippines	Deutsche Bank AG	Makati City	1226
Poland	Bank Handlowy w Warszawie S.A.	Warsaw	00-293
Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	Paris	Lt 1.19.01
	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	Amsterdam	1101 HE
Puerto Rico	Citibank N.A.	San Juan	00926
Qatar	HSBC Bank Middle East Limited	Doha	N/A
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Romania	Citibank Europe plc, Dublin - Romania branch	Bucharest	712042
Russia	Limited Liability Company Deutsche Bank	Moscow	115035
Saudi Arabia	HSBC Saudi Arabia Limited	Riyadh	11413
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Senegal	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Serbia	UniCredit Bank Serbia JSC	Belgrade	11000
Singapore	Citibank N.A.	Singapore	486026
	United Overseas Bank Limited	Singapore	69544
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Bratislava	813 33
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	SI-1000
South Africa	FirstRand Bank Limited	Johannesburg	2001
	Standard Bank of South Africa Limited	Johannesburg	2000
Spain	Deutsche Bank S.A.E.	Madrid	28020
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo	01
Republic of Srpska	UniCredit Bank d.d.	Sarajevo	71 000
Swaziland	Standard Bank Swaziland Limited	Mbabane	H101
Sweden	Nordea Bank AB (publ)	Stockholm	105 71
	Skandinaviska Enskilda Banken AB (publ)	Stockholm	SE-106 40
Switzerland	Credit Suisse AG	Zurich	8070
	UBS AG	Zurich	8098
Taiwan - R.O.C.	Deutsche Bank AG	Taipei	106
	Standard Chartered Bank (Taiwan) Limited	Taipei	105
Tanzania	Standard Chartered Bank (Tanzania) Limited	Dar es Salaam	N/A
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok	10500
Togo	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	Abidjan	17
Trinidad & Tobago	Republic Bank Limited	Port of Spain	N/A
Tunisia	Banque Internationale Arabe de Tunisie	Tunis	1080
Turkey	Citibank, A.S.	Istanbul	34394
	Deutsche Bank A.S.	Istanbul	34394
Uganda	Standard Chartered Bank Uganda Limited	Kampala	N/A
Ukraine	PJSC Citibank	Kiev	03150
United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation
United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A
Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Financial Center
United Arab Emirates -	HSBC Bank Middle East Limited	Dubai	N/A
Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	Edinburgh	EH5 2AW
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	11000
Venezuela	Citibank, N.A.	Caracas	1050
Vietnam	HSBC Bank (Vietnam) Limited	Ho Chi Minh City	N/A
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Zambia	Standard Chartered Bank Zambia Plc.	Lusaka	10101
Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare	N/A
	(as delegate of Standard Bank of South Africa Limited)